Letterhead of Blank Rome Tenzer Greenblatt LLP



                                          June 21, 2000



MediaBay, Inc.
20 Community Place
Morristown, New Jersey 07960


          Re:  MediaBay, Inc. (the "Company")
               Registration Statement on Form S-3

Dear Sir/Madam:

     We refer to the Registration Statement (the "Registration Statement") being filed by MediaBay, Inc., a Florida corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the offer and sale by certain selling shareholders of up to (i) 881,000 shares of Common Stock ("Conversion Shares") issuable upon exercise of outstanding options ("Options") and warrants ("Warrants"), and (ii) 750,000 shares issuable upon conversion of convertible promissory notes (the "Notes"), as well as an indeterminable number of shares which may be issued as payment of interest on the Notes (the "Note Shares").

     In our capacity as counsel to the Company, we have examined the original or certified copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

     Based upon the foregoing, it is our opinion that:

1. The Conversion Shares, when sold, paid for and issued upon exercise of the Options or Warrants, as the case may be, in accordance with the respective terms thereof, will be duly and validly issued and fully paid and non-assessable.

2. The Note Shares, when issued upon conversion of the principal or interest on the Notes, will be duly and validly issued and fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name under "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                           Very truly yours,

                                           /s/ Blank Rome Tenzer Greenblatt LLP


                                           BLANK ROME TENZER GREENBLATT LLP